UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

STANLEY P. GOLD

DENNIS A. JOHNSON

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ADDITIONAL INFORMATION REGARDING PARTICIPANTS

In connection with the formation of Shamrock Activist Value Fund IV, L.P. (“SAVF IV”) and the commencement of its investment activities, on July 1, 2009 SAVF IV purchased 646,361 shares of Common Stock, $1.00 par value per share, of Texas Industries, Inc. (“Common Shares”) from Shamrock Activist Value Fund, L.P. (“SAVF”). On July 2, 2009, Shamrock Activist Value Fund II, L.P. (“SAVF II”) and Shamrock Activist Value Fund III, L.P. (“SAVF III”) were dissolved (the “Dissolution”), and the Common Shares owned by SAVF II and SAVF III were contributed to SAVF as a capital contribution.

SAVF and its parallel fund, SAVF IV (collectively, the “Shamrock Activist Value Fund”), intend to file a proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies to elect SAVF’s nominees to the Board of Directors of Texas Industries, Inc. at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”). As a result of the Dissolution, SAVF II and SAVF III are no longer participants in the solicitation of proxies for use at the 2009 Annual Meeting.

The Shamrock Activist Value Fund urges all Texas Industries shareholders to read the Shamrock Activist Value Fund’s Proxy Statement and other publicly-filed proxy materials when they become available, because they will contain important information. All proxy materials filed by the Shamrock Activist Value Fund with the SEC will be available without charge at the SEC’s website at www.sec.gov. In addition, the Shamrock Activist Value Fund will provide copies of its definitive proxy materials without charge upon request.

The Shamrock Activist Value Fund, Marjorie L. Bowen, Dennis A. Johnson, Gary L. Pechota, Stanley P. Gold, Shamrock Activist Value Fund GP, L.L.C. and Shamrock Partners Activist Value Fund, L.L.C. may be deemed to be participants (collectively, the “Participants”) in the solicitation of proxies for use at the 2009 Annual Meeting. Information regarding the Participants is contained in the Shamrock Activist Value Fund’s Soliciting Material filed pursuant to Rule 14a-12 on June 29, 2009 (the “14a-12 Filing”) and in its filings on Schedule 13D relating to its investment in Texas Industries, Inc. (the “13D Filings”) and such filings are hereby incorporated herein by this reference, and also will be included in the Shamrock Activist Value Fund’s proxy statement for the 2009 Annual Meeting, copies of which are (or upon filing will be) available without charge at the SEC’s website at www.sec.gov. Except as disclosed in the Shamrock Activist Value Fund’s 14a-12 Filing and 13D Filings, none of the Participants has a direct or indirect interest, by security holdings or otherwise, in Texas Industries, Inc.